UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): November 13, 2006

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

4336 Losee Road, Suite 5

North Las Vegas, Nevada 89030

(Address of principal executive office and zip code)

(702) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure:

On November 9, 2006, the Company was served with a legal action in the United States District Court for the District of Connecticut styled as Mercury Real Estate Securities Fund, LP and Mercury Real Estate Securities Offshore Limited v. Archon Corporation, Case No. 306CV1740 (SRU), dated and filed November 1, 2006 (the “Complaint”).

The Complaint alleges, amongst other things, that the Company has failed to properly apply the cumulative cash dividend and liquidation preferences related to certain exchangeable preferred stock issued by the Company approximately 13 years ago. The Complaint further alleges that previous disclosure by the Company with regard to the same exchangeable preferred stock is not in accord with the manner of computation the plaintiffs believe is proper and required.

The causes of action related to the purported claim include: Count 1 (Violation of Section 10(b) of the Exchange Act and Rule 10b-5); Count II (Breach of Agreement); Count III (Breach of Implied Covenant of Good Faith and Fair Dealing); Count IV (Fraudulent Misrepresentation/Inducement); Count V (Violation of Connecticut Unfair Trade Practices); and, Count VI (Accounting). No specific damages are sought by the plaintiffs, although the Complaint contends the amount in controversy exceeds $75,000, exclusive of interest and costs.

The information furnished in this report in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/s/ John M. Garner
Name:	John M. Garner
Title:	Sr. Vice Pres, Sec., and CFO

Dated: November 13, 2006